Mentor Graphics Reports Preliminary Fiscal 2008 Annual Results

WILSONVILLE, OR -- 02/19/2008 -- In anticipation of the D.A. Davidson Electronic System Design Conference, Mentor Graphics Corporation (NASDAQ: MENT) today announced preliminary fiscal 2008 annual revenue of about $860 million. On a GAAP basis, fiscal 2008 earnings are expected to be about $0.30. On a non-GAAP basis, earnings for fiscal 2008 are expected to be about $1.00.

For fiscal 2009, the company sees a softer electronics market creating a more challenging EDA spending environment at least through the first half of the year. Despite this, the company continues to believe that it is better positioned than its competition, and expects to grow faster than the industry on a revenue basis for fiscal 2009. Additionally, the company has stepped up cost control actions. As a result of both revenue growth and tightened expense control, the company expects fiscal 2009 to have modestly higher revenues than fiscal 2008 and non-GAAP earnings growth of 5% to 10% with commensurate growth in GAAP earnings.

The company emphasized that the foregoing results are preliminary and are subject to adjustments upon final closing of financial results and completion of the annual audit by independent accountants. In particular, GAAP earnings are subject to further revision pending accounting close of tax provisions. Mentor Graphics will release final fourth quarter and fiscal year 2008 results, as well as detailed guidance for fiscal 2009, after market on February 28, 2008.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of purchased and other identified intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges and gains which management does not consider reflective of our core operating business.

Purchased and other identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships and employment agreements. In-process research and development charges represent products in development that had not reached technological feasibility at the time of acquisition. Special charges consist of post-acquisition rebalance costs including severance and benefits, excess facilities and asset-related charges, and also include strategic reallocations or reductions of personnel resources. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically management adjusts for the excluded items for the following reasons:

--  Amortization charges for our purchased and other identified intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.

--  Special charges are primarily severance related and are due to our reallocation or reduction of personnel resources driven by modifications of business strategy or business emphasis and by assimilation of acquired businesses. These costs are originated based on the particular facts and circumstances of business decisions and can vary in size. Special charges also include excess facility and asset-related restructuring charges. These charges are not specifically included in our annual operating plan and related budget due to the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.

--  In-process research and development charges are largely disregarded as acquisition decisions are made, since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.

--  Management supplementally considers performance without the impact of equity plan-related compensation charges and believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that should be an element of evaluating core operations in any given period.  We therefore exclude these charges for purposes of evaluating our core performance.

--  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate.  This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates.  The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability.

Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. However, non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

--  Amortization of purchased intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

--  We regularly engage in acquisition and assimilation activities as part of our ongoing business and therefore we will continue to experience special charges and merger and acquisition charges on a regular basis.
    These costs also directly impact our available funds.

--  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

--  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.

--  Other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

                        MENTOR GRAPHICS CORPORATION
               UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
                  EARNINGS PER SHARE PRELIMINARY RESULTS

The following table reconciles management's estimates of the specific items excluded from preliminary GAAP results in the calculation of preliminary non-GAAP earnings per share for the period shown below:

                                                                 ----------
                                                                   FY 2008
                                                                 ----------
Diluted GAAP net earnings per share                              $     0.30
Non-GAAP Adjustments:
 Amortization of purchased intangible assets (1)                 $     0.10
 Amortization of other identified intangible assets (2)          $     0.10
 Equity plan-related compensation (3)                            $     0.21
 Special charges (4)                                             $     0.11
 In-process research and development (5)                         $     0.05
 Expense associated with convertible debt (6)                    $     0.01
 Income tax effects (7)                                          $     0.12
                                                                 ----------
Non-GAAP net income                                              $     1.00
                                                                 ==========

(1) Excludes estimated amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(2) Excludes estimated amortization of other identified intangible assets including trade names, employment agreements and customer relationships resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years.

(3) Excludes estimated equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.

(4) Excludes estimated special charges incurred during FY2008 consisting primarily of costs incurred for employee rebalances, which included severance benefits, notice pay and outplacement services.

(5) Excludes estimated write off of in-process research and development incurred during FY2008 related to the Sierra acquisition.

(6) Excludes estimated amounts incurred during FY2008 for the write-off of previously capitalized convertible debt costs and net premium paid on the retirement of convertible debt.

(7) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world's most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of over $825 million and employs approximately 4,300 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

Statements in this press release regarding the company's guidance for future periods constitute "forward-looking" statements based on current expectations within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the following: (i) the company's ability to successfully offer products and services in the highly competitive EDA industry; (ii) product bundling or discounting by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) reductions in spending on the company's products by its customers due to cyclical downturns; (iv) weakness in the US or other economies; (v) foreign currency fluctuations; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by taxing authorities, or changes in the tax laws, regulations or enforcement practices; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company's quarterly results of operations, all as may be discussed in more detail under the heading "Risk Factors" in the company's most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Contact:

Ryerson Schwark
Public and Investor Relations Director
Mentor Graphics
503.685.1462
ry_schwark@mentor.com

Dennis Weldon
Investor Relations and Business Development Director
Mentor Graphics
503.685.1462
dennis_weldon@mentor.com